AMENDMENT TO THE LETTER DATED JULY 22, 2005

THIS AMENDMENT TO THE LETTER DATED JULY 22, 2005 (“Amendment”) effective May 1, 2019 between Pacific Life Insurance Company (“Company A”), Pacific Life & Annuity Company (“Company B”) (each, a “Company” or the “Companies”) and T. Rowe Price Associates, Inc. (“Price Associates”).

WITNESSTH:

WHEREAS, Companies and Price Associates entered into a letter dated July 22, 2005 (the “Letter Agreement”), as supplemented and that Letter Agreement is being amended herein;

WHEREAS, any defined term(s) set forth in this Amendment shall have the same meaning as set forth in the Agreement; and

WHEREAS, the parties desire to amend said Letter Agreement in the manner hereinafter set forth.

NOW THEREFORE, Companies and Price Associates hereby amend the Letter Agreement in the following form:

1.   The first paragraph is hereby amended and restated to read in its entirety as follows:

This letter sets forth the agreement (“Agreement”) between Pacific Life Insurance Company and Pacific Life & Annuity Company (“Company B”) (each, a “Company” and collectively “you”, “your”, or the “Companies”), on the one hand, and T. Rowe Price Associates, Inc. (“Price associates”) concerning certain administrative services to be provided by each of you, with respect to the T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc. (each, a “Fund”, and collectively, the “Funds”). This letter supersedes the letter dated February 1, 2005 between Pacific Life Insurance Company and Price Associates.”

2.  This Amendment may be executed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have agreed to this Amendment as of the date set forth above.

T. ROWE PRICE ASSOCIATES, INC.		PACIFIC LIFE INSURANCE COMPANY, INC.

By:	/s/ Fran Pollack-Matz	By:	/s/ Jose T. Miscolta
Name:	Fran Pollack-Matz	Name:	Jose T. Miscolta
Title:	Vice President	Title:	Assistant Vice President

		By:	/s/ Brandon J. Cage
		Name:	Brandon J. Cage
		Title:	Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY

		By:	/s/ Jose T. Miscolta
		Name:	Jose T. Miscolta
		Title:	Assistant Vice President

		By:	/s/ Brandon J. Cage
		Name:	Brandon J. Cage
		Title:	Assistant Secretary